UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
January 27, 2010
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
One Technology Drive, Building G
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On February 1, 2010, Local.com Corporation (the “Company”) issued a press release announcing information regarding its financial results for the completed fourth quarter and full-year ended December 31, 2009 and will hold a conference call at approximately 1:30 P.M., Pacific Time, on February 1, 2010 to discuss these results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
The information contained in this Current Report, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report is not incorporated by reference into any filings of Local.com Corporation made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.
The Company made reference to non-GAAP financial information in the press release and included a reconciliation of those non-GAAP financial measures to the comparable GAAP financial measures in the press release as well.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
During the Company’s year-end review, management determined that warrants issued by the company in connection with a financing during 2007 contained an anti-dilution feature that resulted in the warrants being reclassified as a derivative consistent with ASC 815 “Derivatives and Hedging.” As a result of the reclassification, on February 1, 2010, the company’s management and Audit Committee determined that the company’s reported net income (loss) for the periods ended March 31, 2009, June 30, 2009, and September 30, 2009 should be revised to reflect certain non-cash charges relating to the revaluation of anti-dilutive warrants as a liability and that the financial statements of the Company included in its Quarterly Reports on Form 10-Q for those periods should no longer be relied upon and must be restated and amended to reflect this revaluation. The Company’s Audit Committee and management discussed this matter and the determination with Haskell & White LLP, the Company’s independent registered public accounting firm.
The reclassification of the warrants as an expense and the resulting restatements do not affect the Company’s previously reported revenue, Adjusted Net Income (as defined in the press release furnished as Exhibit 99.1 to this Current Report), net cash from operations, or total cash and cash equivalents for the restated periods.
On February 1, 2010, the Company filed with the Securities and Exchange Commission amendments to the Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, each of which contain restated financial statements which corrected the accounting treatment of the derivative securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2010, the Nominating, Compensation and Corporate Governance Committee of the Board of Directors of the Company adopted certain changes to the Company’s bonus program (the “Bonus Program”). The material terms of the Bonus Program, as changed, are attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.
During October 2005, the Company electronically accepted the Google Inc. Advertising Program Terms, which agreement remains in effect. A copy of the agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
10.1	Description of the Material Terms of the Company’s Bonus Program as of January 27, 2010.

10.2	Google Inc. Advertising Program Terms by and between Company and Google Inc. entered into on or about October 2005.

99.1	Press Release of Local.com Corporation dated February 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: February 1, 2010	By:	/s/ Brenda Agius
Brenda Agius
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Description of the Material Terms of the Company’s Bonus Program as of January 27, 2010.

10.2	Google Inc. Advertising Program Terms by and between Company and Google Inc. entered into on or about October 2005.

99.1	Press Release of Local.com Corporation dated February 1, 2010.